EXHIBIT 3.4

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                               HEICO CORPORATION

         Pursuant to the provisions of Section 607.1006, Florida Statutes, HEICO Corporation (the "Corporation") adopts the following Articles of Amendment to the Articles of Incorporation (the "Amendment"):

FIRST: Amendment adopted: Article III is hereby amended in its entirety as attached hereto as EXHIBIT A.

SECOND:  The date of the Amendment's adoption is March 17, 1998.

THIRD: Adoption of the amendment. This Amendment was approved by the Board of Directors and the Shareholders of the Corporation. The number of votes cast for the amendment was sufficient for approval.

         IN WITNESS WHEREOF, HEICO Corporation has caused this Amendment to be executed by the Vice President on this 17th day of March, 1998.


                                             HEICO CORPORATION

                                             By: /s/ Victor Mendelson
                                                 -------------------------------
                                                Victor Mendelson, Vice President


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                           ARTICLE III: CAPITAL STOCK

         (a) The corporation is authorized to issue seventy million (70,000,0000) shares of capital stock, $0.01 par value per share, of which thirty million (30,000,000) are designated Common Stock; thirty million (30,000,000) are designated Class A Common Stock; and ten million (10,000,000) are designated Preferred Stock.

         The Board of Directors may change the name and reference to the Common Stock and the Class A Common Stock without altering and changing any of the rights, priviledges and preferences of the holders of the Common Stock and the Class A Common Stock, including but not limited to renaming the Class A Common Stock Class B Common Stock and renaming the Common Stock Class A Common Stock.

         (b) The Common Stock and the Class A Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof. The powers, preferences and rights of the Common Stock and the Class A Common Stock and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in this Section (b).

                  (1) Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of the Preferred Stock, as herein provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and Class A Common Stock. The holders of shares of Common Stock and Class A Common Stock shall have the following voting rights:

                           (A) the holders of Common Stock shall be entitled to
one (1) vote for each share of Common Stock held on all matters voted upon by the shareholders of the Company and shall vote together with the holders of Class A Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class; and

                           (B) the holders of Class A Common  Stock shall be
entitled to one-tenth (1/10th) vote for each share of Class A Common Stock held on all matters voted upon by the shareholders of the Company and shall vote together with the holders of Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class.

                  (2) Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock and the Class A Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Company, whether or not shares of such class or series are already outstanding) or otherwise. Each share Common Stock and each share of Class A Common Stock shall have identical rights with respect to dividends and distributions, subject to the following:

                           (A) a dividend or distribution in common stock on
Common Stock may be paid or made in shares of Common Stock or shares of Class A Common Stock or a combination of both;
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                           (B) a dividend or distribution in common stock on
Class A Common Stock may be paid in shares of Class A Common Stock or shares of Common Stock or a combination of both;

                           (C) whenever a dividend or distribution is payable in
shares of Common Stock and/or Class A Common Stock, the number of shares of Common Stock payable as a dividend or distribution per each share of Common Stock or Class A Common Stock shall be equal in number;

                           (D) a dividend or distribution on Common Stock which
is paid or made in shares of Common Stock shall be considered identical to a dividend or distribution on Class A Common Stock which is paid or made in a proportionate number of shares of Class A Common Stock; and

                           (E) If any shares of Class A Common Stock require
registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Company shall cause such shares to be duly registered or approved, as the case may be. The Company shall endeavor to use its best efforts to list the shares of Class A Common Stock to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such delivery.

                  (3) If the Company shall in any manner split, subdivide or combine the outstanding shares of Common Stock or Class A Common Stock, then the outstanding shares of the Common Stock and the Class A Common Stock shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.

                  (4) In the event of a merger, consolidation or combination of the Company with another entity (whether or not the Company is the surviving entity), the holders of Common Stock and Class A Common Stock shall be entitled to receive the same per share consideration in that transaction, except that any common stock that holders of Class A Common Stock are entitled to receive in any such event may differ as to voting rights and otherwise to the extent and only the extent that the Common Stock and the Class A Common Stock differ as set forth in this Section (b).

                  (5) Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, if any, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Company, if any, shall be divided among and paid ratably to the holders of Common Stock and Class A Common Stock treated as a single class.

                  (6) The Board shall have the power to cause the Company to issue and sell shares of either class of Common Stock to such individuals, partnerships, joint ventures, limited liability companies, associations, corporations, trusts or other legal entities (collectively, "persons") and for such consideration as the Board shall from time to time in its discretion determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of the Common Stock or the Class A Common Stock, and as otherwise permitted by law. The Board shall have the power to cause the Company to purchase, out of funds legally available therefor, shares of either the Common Stock or the Class A Common Stock from such persons and for such consideration as the Board shall from time to time in its discretion determine, whether or not less consideration could be paid upon the purchase of the same number of shares of the Common Stock or the Class A Common Stock, and as otherwise permitted by law.

         (c) The holders of record of any outstanding shares of Preferred
Stock shall be entitled to dividends when and as declared by the Board of Directors of the corporation at such rate per share, if any, and at such time and in such manner, as shall be determined by the Board of Directors of the corporation in the resolution authorizing the series of Preferred Stock of which such shares of Preferred Stock are a part.

         (d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of record of the outstanding shares of Preferred Stock shall be entitled to such amount, if any, for each share of Preferred Stock, as the Board of Directors of the corporation shall determine in the resolution authorizing the series of Preferred Stock of which such shares of Preferred Stock are a part, whether or not the corporation shall have any surplus or earnings available for dividends, and no more. If the assets of the corporation shall not be sufficient to pay to all holders of Preferred Stock the amounts to which they would be entitled in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, the

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holders of record of each series of the Preferred Stock which is entitled to share in the assets of the corporation in any such event shall be entitled to share in the assets of the corporation to the extent, if any, and in the manner, determined by the Board of Directors of the corporation in the resolution authorizing the series of Preferred Stock of which such shares are a part and in such cases holders of record of shares of Preferred Stock of the same series shall be entitled to share ratably in accordance with the number of shares of Preferred Stock of the series held of record by them to the extent, if any, that the series is entitled to share in the assets of the corporation in such event.

         (e) Preferred Stock may be issued from time to time in one or more series. All Preferred Stock shall be of equal rank and identical, except in respect to the particulars that may be fixed by the Board of Directors. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the following rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series:

                  (1) the distinctive designation of each series and the number of shares that shall constitute the series;

                  (2) the rate of dividends, if any, the preferences and conditions under which, dividends shall be payable on the shares of each series and the time and manner of payment, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

                  (3) whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                  (4) sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

                  (5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment;

                  (6) voting rights, if any, on the shares of each series and any conditions upon the exercisability of such rights;

                  (7) the rights, if any, of the holders of shares of each series to convert those shares into Common Stock or shares of any other series of Preferred Stock and the terms and conditions of conversion;

                  (8) the limitations, if any, applicable while each series is outstanding, on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of each series.

                  (9) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                  (10) any other relative powers, preferences and participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series.

         When such series of Preferred Stock is established by the Board of Directors, articles of amendment setting forth the amendment, certifying that the amendment has been duly adopted by the Board of Directors in accordance with the applicable provisions of the Florida Business Corporation Act, and containing such other statements as may be necessary or advisable, shall be assigned by its president or vice president and by its secretary or an assistant secretary, and filed with the Department of State of the State of Florida.

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         (f) Series A Junior Participating Preferred Stock.

                  (1) Dividends and Distributions. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 50,000.

                  (2) Dividends and Distributions.

                           (A) Subject to the provisions for adjustment
hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock of the corporation and (ii) a preferential cash dividend (the "Series A Preferential Cash Dividends"), if any, on the first day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a shares of Series A Preferred Stock, in an amount equal to $.75 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall, at any time after the issuance of any share or fraction of a series of Series A Preferred Stock, make any distribution on the shares of Common Stock of the corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as defined in Section (e)(7)(D) of this Article
III) of such share), then and in each such event the corporation shall simultaneously pay on each then outstanding shares of Series A Preferred Stock of the Corporation a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall at any time after November 2, 1993 declare or pay any dividend or make any distribution on a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (B) The  Corporation  shall  declare  each
Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

                           (C) Series A Preferential Cash Dividends shall begin
to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Series A Preferential Cash Dividends shall be cumulative but shall not bear interest. Series A Preferential Cash Dividends paid on the share of Series A

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Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  (3) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                           (A) Subject to the provisions for adjustment
hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after November 2, 1993 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (B) Except as otherwise provided in these Articles of
Incorporation or the Bylaws of the Corporation, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single voting group on all matters submitted to a vote of shareholders of the Corporation.

                           (C) Unless otherwise provided in these Articles of
Incorporation, in the event that any preferential cash dividend to which the holders of any currently existing or future series of the Preferred Stock are entitled (collectively, the "Preferred Cash Dividends") has accrued for four or more quarterly dividend periods, whether consecutive or not, and shall not have been declared and paid (or a sum sufficient for the payment thereof has been set aside) in full, the holders of record of such series of Preferred Stock, other than any series in respect of which such right is expressly withheld by these Articles of Incorporation (such holders existing from time to time being hereinafter referred to as the "Unpaid Series Holders"), acting as a single voting group, shall have the right, at the next meeting of shareholders called for the election of Directors, to elect two members to the Board of Directors, which Directors (hereinafter, the "Preferred Directors") shall be in addition to the number of Directors required by the Bylaws of the Corporation prior to such event, to serve until the next annual meeting of shareholders and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferred Cash Dividends shall have been paid (or a sum sufficient for the payment thereof has been set aside) in full. If at any annual meeting of shareholders at which the term of a Preferred Director is fixed to expire there are accrued Preferred Cash Dividends which have not been paid (or a sum sufficient for payment thereof has not been set aside) in full, the Unpaid Series Holders shall have the right to elect a Preferred Director to the vacant Directorship resulting from the expiration of the term of such Preferred Director in the manner provided in the immediately preceding sentence until all accrued and unpaid Preferred Cash Dividends shall have been paid (or a sum sufficient for payment thereof has been set aside) in full; PROVIDED, HOWEVER, that at no time shall more than two Preferred Directors be members of the Board of Directors. The Preferred Directors may be removed, with or without cause, by the Unpaid Series Holders. Vacancies in such Directorships (whether caused by death, resignation, removal or otherwise) may be filled (if any accrued Preferred Cash Dividends remain unpaid or a sum sufficient for payment thereof has not been set aside) only by the Unpaid Series Holders (or by the remaining Director elected by the Unpaid Series Holders, if there be one) in the manner permitted by law; PROVIDED, HOWEVER, that any such action by the Unpaid Series Holders shall be taken at a meeting of shareholders and shall not be taken by written consent; PROVIDED FURTHER, HOWEVER, that by a vote of a majority of the Board of Directors in office other than the Preferred Directors, the Preferred Directors may be removed immediately after all accrued and unpaid Preferred Cash Dividends shall have been paid (or a sum sufficient for the payment thereof has been set aside) in full.

                           (D) Except as otherwise provided in these Articles of
Incorporation or the Bylaws of the Corporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall

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not be required (except to the extent they are entitled to vote with holders of
Common Stock as set forth herein) for the taking of any corporate action.

                  (4) Certain Restrictions.

                           (A) Whenever Series A Preferential Cash Dividends or
Participating Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Series A Preferential Cash Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid (or a sum sufficient for payment thereof has been set aside) in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Corporation shall not

                                    (i) declare or pay dividends on, make any
other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                                    (ii) declare or pay dividends on or make any
other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                                    (iii) except as permitted by subparagraph
(iv) of this paragraph (4)(a), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, PROVIDED that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                                    (iv) purchase or otherwise acquire for
consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (B) The Corporation shall not permit any Subsidiary
(as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

                           (C) The Corporation shall not issue any shares of
Series A Preferred Stock except upon exercise of Rights (the "Rights") issued pursuant to that certain Rights Agreement dated as of November 2, 1993 between the Corporation and SunBank, National Association, as rights agent, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from or greater than those of the Series A Preferred Stock.

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                  (5) Reacquired Shares. Any shares of Series A Preferred
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  (6) Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (i) $45 per one-hundredth share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) if greater than the amount specified in clause (A)(i) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (B) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (A)(i) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (A) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to a the "Liquidation Multiple." In the event the Corporation shall at any time after November 2, 1993 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision of split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (7)    Certain Reclassifications and Other Events.

                           (A) In the event that holders of shares of Common
Stock of the Corporation receive after November 2, 1993 in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

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                           (B) In the event that holders of shares of Common
Stock of the Corporation receive after November 2, 1993 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Voting Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                           (C) In the event that holders of shares of Common
Stock of the Corporation receive after November 2, 1993 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and
(iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction, the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                           (D) For purposes of this Section (e) of Article III,
the "Fair Market Value" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no

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such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System's National Market System ("NASDAQ/NMS") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the NASDAQ/NMS or such national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

                  (8) Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

                  (9)    Effective Time of Adjustments.

                         (A) Adjustments to the Series A Preferred Stock
required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occur.

                         (B) The  Corporation shall give prompt written notice
to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                  (10) No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section 10, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law and the Articles of Incorporation.

                  (11) Ranking. Unless otherwise provided in these Articles of Incorporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Stock.

                  (12) Amendment. These Articles of Incorporation of the Corporation shall not be amended in any manner which would adversely affect the rights, preferences or limitations of the Series A Preferred Stock without, in addition to any other vote of shareholders required by law, the approval of (1) the holders of the then outstanding Rights (as defined in Section (e)(4)(C) of this Article III) and (2) the holders of the then outstanding shares of the Series A Preferred Stock, with the holders of the Rights and the holders of the Series A Preferred

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

Stock voting together as a single voting group; PROVIDED, HOWEVER, that the holder of each share of Series A Preferred Stock shall have one vote and the holder of each Right shall have one one-hundredth of a vote with respect to each such amendment.




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